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                                                                   Exhibit 10.43



        Schedule of Executives Party to Deferred Compensation Agreements
                          dated as of February 2, 1999

John R. Bellotti
Verne H. Welch
William Stephens
Daniel J. Roy, Jr.
James J. Rafferty
Gary D. Armentrout
Edward B. Barraco